Asset Purchase Agreement

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is effective as of the 18th day of August 2017, by and between The Hopp Companies Inc, a New York corporation and Hopp Management, Inc. a New York corporation (collectively, the “Company”), (the “Seller”), and Halitron Inc., (“HAON”) a Nevada corporation (the “Buyer”).

R e c i t a l s

A. Seller owns the Company, under the brand “Hopp” (the “Business”).

B. Subject to the terms and conditions of this Agreement, Seller is willing to sell to Buyer, and Buyer is willing to purchase from Seller, certain assets relating to the Business as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the benefits to be derived hereunder and the mutual promises contained herein, the parties hereby agree as follows:

A g r e e m e n t

Article I

Purchase and Sale of Assets and Certain Related Transactions

1.1 Purchase and Sale. At the Closing (as defined in Section 3.1 below), Seller will sell to Buyer, and Buyer will purchase from Seller, upon the terms and subject to the conditions set forth in this Agreement, all of the assets associated with and/or required to operate the Business, including, without limitation, the following assets:

(a) All of Seller’s rights in and to the trade name “Hopp Companies” (the “Trade Name”); and

(b) All intangible assets associated with the Business, including books of business, proprietary rights, phone numbers, trade secrets, domain names, business records, customer relationships, contracts and goodwill (the “Intangible Assets”).

(c) See Exhibit A for a complete list of the assets being acquired, including the Trade Name, Intangible Assets and the tangible assets (hereinafter, collectively, as the “Assets”).

1.2 Seller’s Debts, Liabilities and Obligations. Except as specifically set forth on Exhibit B, the parties hereby acknowledge and agree that all debts, claims, obligations and liabilities whatsoever of Seller shall be the sole responsibility of Seller, and that Buyer is not assuming, and shall not be obligated or deemed to assume, any debt, claim or liability of Seller or any debt, claim or liability associated with the Business or the Assets except those specifically set forth on Exhibit B.

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ARTICLE II

PURCHASE PRICE

2.1 Purchase Price. Buyer shall pay to Seller for the Assets the amount of Seven Hundred Thousand Dollars ($700,000.00) (the “Purchase Price”) to be paid at the Closing or as separately agreed to by the parties.

2.2 Closing Costs. Each party shall bear its own closing costs, including without limitation attorneys’ and accountants’ fees and costs, where applicable. Without limiting the generality of the foregoing, Seller shall be solely responsible for any brokerage fees or sales commissions incurred by Seller in connection with the transactions contemplated by this Agreement. The Buyer shall be responsible for all attorneys’ and accountants’ fees and costs, or another other fees for the Buyer and Seller related to the 3a10 fairness hearing and related documents accompanying such a process.

ARTICLE III

CLOSING

3.1 Closing Date. The closing of the transactions contemplated herein shall occur via email and escrow on or about September 5, 2017, which date is the date the 3a10 is approved and the first payment is made of the Purchase Price (the “Closing”).

3.2 Closing Deliveries by Buyer to Seller. At the Closing, Buyer shall deliver, or cause to be delivered to Seller, the following, each in form and substance reasonably satisfactory to Seller:

(a) A certificate, executed by Buyer, dated as of the Closing, certifying that the conditions specified in Section 7.3 have been fulfilled; and

(b) The Payment of the Purchase Price as specified in Section 2.1 shall be processed with the Buyer’s transfer agent for the timely issuance and receipt of the Payment by the Seller.

3.3 Closing Deliveries by Seller to Buyer. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following, each in form and substance reasonably satisfactory to Buyer:

(a) An Assignment and Bill of Sale, a copy of which is attached hereto as Exhibit C;

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(b) An Assignment of Intangible Assets, a copy of which is attached hereto as attached as Exhibit D;

(c) An Assumption of the Liabilities, a copy of which is attached hereto as attached as Exhibit E

(d) Any other documentation reasonably required to fully vest title to the Assets in Buyer; and

(e) A certificate, executed by Seller, dated as of the Closing, certifying that the conditions specified in Section 7.2 have been fulfilled.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller hereby represents and warrants to Buyer that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

4.1 Organization. Seller is a corporation company, duly organized, validly existing and in good standing under the laws of the State of New York.

4.2 Authorization. Seller has all necessary power and authority to execute and deliver this Agreement and the documents and agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly approved by all necessary action on the part of Seller, has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally or by equitable principles (whether considered in an action at law or in equity) and other customary limitations on enforceability.

4.3 Title to Assets. Seller has and will convey to Buyer good and marketable title to all the Assets, free and clear of any security interest, claim, lien or encumbrance.

4.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.5 Legal Proceedings. There are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of Seller, overtly threatened against or affecting the Business, Seller, or the Assets, or Seller’s ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

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4.6 Taxes. Seller has, in respect of the Business, filed all tax returns that are required to be filed and has paid all taxes that have become due pursuant to such tax returns or pursuant to any assessment that has become payable or for which Buyer may otherwise have any transferee liability. All monies required to be withheld by Seller from employees of the Business for income taxes and social security and other payroll taxes have been collected or withheld, and either paid to the respective governmental bodies or set aside in accounts for such purpose.

4.7 Trademarks. Seller does not own any registered trademarks or “DBA” name in connection with the Business. The Seller has used various trademarks and, as used, has incorporated the “™” to indicate that certain words have been used by the Seller in its business and that they have not been registered. No royalty is payable to any person as a result of, or with respect to, the use of any trademarks, trade names or other intellectual property to the best of Seller’s knowledge. To the actual knowledge of Seller, the operation of the Business as currently conducted does not infringe, misappropriate or conflict with any intellectual property right or other legally protectable right of another person. Seller has not received any notice of any claim by another person contesting the validity, enforceability, use or ownership of any of its trademarks or trade names.

4.8 Disclosure. There are no material facts relating to the Business or the Assets that have not been disclosed to Buyer, and Buyer has undertaken all reasonable due diligence.

4.9 No Untrue Statement. To the knowledge of Seller, none of the representations and warranties in this Article IV or made by Seller elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

5.1 Organization. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2 Authorization. Buyer has all necessary company power and authority to execute and deliver this Agreement and the documents and agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly approved by all necessary company action on the part of Buyer, has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally or by equitable principles (whether considered in an action at law or in equity) and other customary limitations on enforceability.

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5.3 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the 3a10 fairness hearing and related documents accompanying such a process.

5.4 No Untrue Statement. To the knowledge of Buyer, none of the representations and warranties in this Article V or made by Buyer elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

ARTICLE VI

COVENANTS

6.1 Conduct of Business. Prior to the Closing, except as otherwise required by applicable law or as consented to in writing by the parties, Seller shall conduct the Business in the ordinary course of business. Prior to the Closing, Seller shall use all reasonable efforts to (1) preserve the possession and control of all of the Assets and the Business; (2) to preserve the good will of suppliers, customers, staff and employees of the Business and others having business relations with Seller; and (3) keep and preserve the Business as existing on the date of this Agreement.

6.2 Commercially Reasonable Efforts. Subject to the terms and conditions set forth in this Agreement, Seller and Buyer shall use commercially reasonable efforts (subject to, and in accordance with, applicable law) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws to consummate, and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, and no party hereto shall take or cause to be taken any action which would reasonably be expected to prevent, impede or delay the consummation of the transactions contemplated by this Agreement.

6.3 Further Assurances. Each party shall cooperate in good faith with the other and shall take all appropriate action and execute any documents, instruments, assignments, assumptions or conveyances of any kind which may reasonably be necessary or advisable to carry out any of the transactions contemplated hereunder, including without limitation any vehicle registrations. The parties shall cooperate in providing such information as may be necessary to be in compliance with relevant sections of the Internal Revenue Code.

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6.4 Risk of Loss. Until Closing, all risk of loss or damage to the Assets shall be borne by Seller, and thereafter shall be borne by Buyer.

6.5 Delivery. Seller shall deliver possession of all Assets to Buyer at Closing.

6.6 Indemnification. Seller will not have any obligation to indemnify Buyer with respect to any loss until Buyer shall have suffered aggregate losses relating thereto in excess of $10,000, at which point Seller will be obligated to indemnify Buyer for the amount of such losses in excess of $10,000.

(a) Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer and each of Buyer’s officers, directors, members, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the “Buyer Indemnitees”) from and against, and shall reimburse the Buyer Indemnitees for, each and every any loss, damage, injury, harm, detriment, , liability, claim, demand, cost of any legal proceeding, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense (including, without limitation, costs associated with avoiding any of the foregoing, and the fees, disbursements and expenses of attorneys, accountants and other professional advisors) (“Loss”) incurred by any Buyer Indemnitee, directly or indirectly, arising out of or in connection with: (i) any material inaccuracy in any representation or warranty of Seller hereunder; (ii) any material breach or nonfulfillment of any covenant, agreement or other obligation of Seller under this Agreement or any related documents; (iii) any liability or similar claim not assumed by Buyer pursuant to the provisions of this Agreement and arising from the business operations of the Business prior to Closing; or (iv) any debt, liability, or other obligation of Seller unrelated to the Business.

(b) Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Seller and each of Seller’s officers, directors, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the “Seller Indemnitees”) from and against, and shall reimburse the Seller Indemnitees for, each and every Loss (as defined above) incurred by any Seller Indemnitee, directly or indirectly, arising out of or in connection with: (i) any material inaccuracy in any representation or warranty of Buyer hereunder; (ii) any material breach or nonfulfillment of any covenant, agreement or other obligation of Buyer under this Agreement or any related documents; (iii) any and all liability assumed by Buyer pursuant to the provisions of this Agreement; and (iv) any liability or similar claim arising from the business operations of the Business after Closing.

(c) Indemnification Procedure. If any Proceeding shall be brought or asserted against a party entitled to indemnification (or any successor thereto) pursuant to Sections 6.7(a) or (b) (each, an “Indemnitee”) in respect of which indemnity may be sought under this Section 6.7 from an indemnifying party or any successor thereto (each, an “Indemnitor”), the Indemnitee shall give prompt written notice of such Proceeding to the Indemnitor. The Indemnitee shall, reasonably and in good faith, assist and cooperate in the defense thereof. Notwithstanding anything herein to the contrary, the Indemnitor shall not, without the Indemnitee’s prior written consent, settle or compromise any Proceeding or consent to the entry of judgment with respect thereto, but such consent shall not be unreasonably withheld.

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ARTICLE VII

CONDITIONS

7.1 Conditions to Each Party’s Obligations under this Agreement. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by mutual agreement of the parties at or prior to Closing of the following conditions:

(a) None of the parties shall be subject to any decree, order or injunction of a United States federal or state court or foreign court of competent jurisdiction, which prohibits the consummation of the transactions contemplated by this Agreement, and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the transactions contemplated by this Agreement.

(b) No action, suit, investigation or proceeding before any governmental authority seeking to prevent or prohibit the consummation of the transactions contemplated by this Agreement shall be pending.

7.2 Conditions to Obligations of Seller under this Agreement. The obligation of Seller to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by Seller at or prior to the Closing of the following conditions:

(a) Buyer shall have performed in all material respects Buyer’s covenants and agreements contained in this Agreement required to be performed on or prior to the Closing.

(b) The representations and warranties of Buyer contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing.

(c) Buyer shall have made or caused to be made all deliveries required by Section 3.2 of this Agreement.

(d) Buyer shall attest to its due diligence and confirm that it has had an adequate opportunity to review all documents material to this transaction.

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7.3 Conditions to Obligations of Buyer under this Agreement. The obligation of Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by Buyer at or prior to the Closing of the following conditions:

(a) Seller shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing.

(b) The representations and warranties of Seller contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing.

(c) Since the date of this Agreement, there shall not have occurred and be continuing material adverse effect to the Assets or the Business within the Seller’s control.

(d) Seller shall have made all deliveries required by Section 3.3 of this Agreement.

(e) There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Assets or (b) is entitled to all or any portion of the Purchase Price payable for the Assets.

(f) Buyer shall have obtained all necessary third-party and governmental consents, authorizations, licenses and/or permits to the sale of the Assets, including, without limitation, all appropriate licenses or permits as determined by Buyer in its sole discretion.

ARTICLE VIII

RESTRICTIVE COVENANTS

8.1 Non-Solicitation Covenants. Seller agrees and promises that, except with the express written consent of Buyer, the Seller, the Seller’s owner, or spouse will directly or indirectly, alone or in concert with others, for any or no reason, do or undertake any of the following activities at any time after the Closing for the maximum time as permitted by law:

(a) solicit, divert, accept business from or otherwise take away or interfere with any customers of the Business; or

(b) solicit, divert or induce any of Buyer’s employees to leave Buyer’s employment; or

(c) solicit, divert or induce any of Buyer’s contractors or outside consultants to terminate their contractual relationship with Buyer.

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8.2 Non-Competition Covenants. Seller agrees and promises that, except with the express written consent of Buyer, the Seller, the Seller’s owner, or spouse will directly or indirectly, alone or in concert with others for any or no reason, do or undertake any of the following activities for five (5) years (or such lesser time as permitted by law) beginning effective as of Closing: operate or conduct a Competitive Business, whether as an owner, part-owner, affiliate, partner, agent, joint venturer, investor or in any other capacity. “Competitive Business” refers to any point of purchase supply and promotional product supply business or those products under development that are not a result of the Intellectual Property of the Company and have been disclosed in general terms to the Company as of the execution of this document.

8.3 Reasonableness of Restrictions. Seller hereby represents and warrants to Buyer that it has carefully considered the provisions of this Article VIII and agree that the restrictions set forth, including without limitation the time period and definition of Competitive Business, are reasonable and restrict Seller’s and its affiliates’ rights to compete only to the extent necessary to protect the valid and legitimate business interests of Buyer. Seller further represents and warrants to Buyer that the Seller understands the legal and other consequences of entering into the promises and agreements contained in this Article VIII. If any restriction, including without limitation, any time restriction, contained in this Article VIII is deemed to be unenforceable by a court of competent jurisdiction, the parties hereto agree that such court may modify and enforce such restrictions to the extent it determines to be reasonable under the circumstances existing at that time.

8.4 Injunction. In the event of a breach or threatened breach by Seller of the provisions of this Article VIII, Buyer shall be entitled to an injunction restraining Seller as the case may be, from engaging in the competitive activities proscribed by this article. The Parties further agree that a violation of such provisions will cause immediate and irreparable damage to Buyer. Nothing contained in this Article VIII shall prohibit Buyer from also pursuing any other remedies available at law, and no action by Buyer in pursuing any other remedies shall constitute an election to forego other remedies.

8.5 Survival of Protections. The covenants and agreements contained in this Article VIII shall survive the termination or expiration of this Agreement.

8.6 Employees. Seller will use commercially reasonable effort to have the Assumed Employees (listed on Exhibit B) execute prior to or at closing a non-disclosure, confidentiality and non-solicitation agreement prepared by the Buyer, which in sum and substance shall state that the employee will agree that so long as they are employed by Buyer and thereafter for a period of two (2) years following their voluntary or involuntary termination, (i) they will not, directly or indirectly, on their own behalf or on behalf of any person, firm, entity, company or corporation, solicit or divert, or attempt to solicit or divert, the business of any client, (ii) will not induce to reduce or terminate any client’s relationship with Buyer or otherwise interfere with the relationship between Buyer and any of its clients and (iii) to hold all clients and client’s information in the strictest confidence and, unless Buyer gives them prior written consent to do so, not to disclose any such information (except for use as required in performance of my duties for the Buyer).

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Seller shall pay $10,000 per Assumed Employee to sign the non-complete, non-solicitation agreement from the proceeds of the Purchaser Price at Seller’s timing discretion if the proceeds are not paid in full at the time of closing. If the Purchase Price is paid in payments, at the discretion of the Seller and once the Assumed Employees are fully paid, the non-complete, non-solicitation agreement will go into effect.

ARTICLE IX

TERMINATION

9.1 Termination by Consent. This Agreement may be terminated at any time prior to the Closing by the written agreement of Seller and Buyer.

9.2 Termination by Seller or Buyer. At any time prior to Closing, this Agreement may be terminated by Seller or Buyer, if a United States federal or state court of competent jurisdiction or United States governmental authority shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (the “Restraining Order”) and such Restraining Order shall have become final and non-appealable; provided, however, that (i) the factual basis for the Restraining Order shall not be or relate to the breach of any representation, warranty, covenant or agreement set forth in this Agreement by the party seeking to terminate the Agreement under this Section and (ii) the party seeking to terminate this Agreement pursuant to this Section shall have complied in all material respects with Section 6.2 and shall have used its commercially reasonable efforts to remove such injunction, order or decree.

9.3 Termination by Seller. At any time prior to Closing, this Agreement may be terminated by Seller if (i) there has been a material breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.2 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to Buyer by Seller; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to Seller if Seller, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 7.3 shall not be satisfied.

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9.4 Termination by Buyer. At any time prior to Closing, this Agreement may be terminated by Buyer if (i) there has been a material breach by Seller of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Seller shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.3 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to Seller by Buyer; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to Buyer if Buyer, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 7.2 shall not be satisfied.

9.5 Termination Due to Missed Payment. If pursuant to this Agreement or the Claims Purchase Agreement executed by the parties and Buyer’s lender in connection with this Agreement, if the nine (9) partial payments of the Purchase Price hereunder are not made as required by the the Claims Purchase Agreement, and such partial payments have not been made within six (6) months of Closing, this Asset Purchase Agreement shall become null and void, and any and all Assets and Liabilities will automatically and immediately revert back to the Company, or if the Company is then dissolved, to Robert Hopp or his assignees, successors or heirs pursuant to his last will and testament, and the Seller shall retain any and all payments paid to Seller as liquidated damages, it being agreed that Seller’s damages in case of Buyer’s willful default might be impossible to ascertain and that the receipt of the partial payments constitute a fair and reasonable amount of damages under the circumstances and is not a penalty. This Section 9.5 shall survive the termination or expiration of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Tax and Information Returns. The parties shall reflect the allocations of the Purchase Price set forth in any and all applicable tax and information returns.

10.2 Confidentiality. Each Party shall use all information that it obtains from the others pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of the other Parties. Each Party may disclose such information to its/their respective affiliates, counsel, accountants, tax advisors and consultants as necessary to consummate this transaction. This provision shall not prohibit the use or disclosure of confidential information pursuant to court order or which has otherwise become publicly available through no fault of the recipient Party.

10.3 Notices. All notices, requests, consents and demands shall be given to or made upon the parties at their respective addresses set forth below, or at such other address as a party may designate in writing delivered to the other parties. Unless otherwise agreed in this Agreement, all notices, requests, consents and demands shall be given or made by personal delivery with signature required, by confirmed air courier, or by certified first class mail, return receipt requested, postage prepaid, to the party addressed as aforesaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the third business day following the date upon which it is deposited in a first-class postage-prepaid envelope in the United States mail addressed to such address.

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If to Seller:	Robert Hopp
562 Roosevelt Way
Westbury, NY 11590

And to:	Mehran & Gretah, PLLC
1225 Franklin Avenue, Suite 325
Garden City, NY 11530

If to Buyer:	Halitron Inc.
Attn: Bernard Findley
3 Simm Lane
Suite 2F
Newtown, CT 06470

10.4 Assignment. Without the prior written consent of the other party, the benefits of this Agreement may not be assigned or in any other manner transferred and the obligations may not be delegated. Subject to the foregoing limitation on assignment and delegation, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

10.5 Choice of Law; Venue. This Agreement shall be construed in accordance with, and governed by, the substantive laws of, the State of New York, without reference to principles governing choice or conflicts of laws. Venue for any action hereunder shall lie exclusively in the courts of the State of New York, County of Nassau and/or the United States District Court for the Eastern District of New York

10.6 Severability. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein; provided that the Agreement as so modified preserves the basic intent of the parties.

10.7 Dispute Resolution. Any and all disputes arising in connection with this Agreement, whether the dispute arise from the terms and conditions of this Agreement or payment from one Party to another Party, for Products and/or Services, or any other reason, shall be resolved as set forth below.

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a) Negotiation. Any dispute regarding this Agreement, or arising out of this Agreement, shall first be submitted by the complaining Party in writing (the “Initial Notice”) to the other Party for negotiation and resolution. The Parties shall attempt in good faith to resolve any dispute.

b) Mediation. In the event that any dispute is not resolved by negotiation within ninety (90) days from the date of the Initial Notice, the Parties agree to submit the dispute to mediation. The Parties further agree that their participation in mediation is a condition precedent to any Party commencing any suit or other legal proceeding in relation to the dispute. Either Party to the dispute may give written notice to the other Party of his or her desire to commence mediation within ninety (90) days of the Initial Notice and the mediation must take place within thirty (30) days after the date that such notice of intention to mediate is given.

If the any dispute is not resolved by mediation, any action, suit, or other legal proceeding which is commenced by a Party against the other Party, to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in the State of New York, County of Nassau, USA, and each party consents to the jurisdiction and agrees that legal process may be served by United States certified mail, return receipt requested or Federal Express. Venue for any such action shall be in Nassau County, State of New York, USA.

10.8 Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

10.9 Sale of Assets and Assumption of Liabilities. This Agreement constitutes a sale of the Assets only and is not a sale of any interest in Seller. Buyer is not assuming and shall not be responsible for the payment of any liabilities or obligations of Seller whatsoever, except as expressly set forth herein.

10.10 Enforcement. In the event of a dispute between the parties arising under this Agreement, the party prevailing in such dispute shall be entitled to collect such party’s costs from the other party, including without limitation court costs and reasonable attorneys’ fees, whether such sums are expended with or without suit, at trial or on appeal.

10.11 Entire Agreement; Amendments. This Agreement and the exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter contained herein, and there are no covenants, terms or conditions, express or implied, other than as set forth or referred to herein. This Agreement supersedes all prior agreements between the parties hereto relating to all or part of the subject matter herein. No representations, oral or written, modifying or contradicting the terms of this Agreement have been made by any party except as contained herein. This Agreement may not be amended, modified or canceled except as provided herein or by written agreement of the parties signed by the party against whom enforcement is sought.

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10.12 Counterparts. Any number of counterparts of this Agreement may be signed and delivered and each shall be considered an original and together they shall constitute one agreement.

10.13 Survival. All of the covenants, representations and warranties contained in this Agreement shall survive the Closing and shall not be merged therein.

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In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SELLER:

The Hopp Companies, Inc.
Hopp Management, Inc.

/s/ Robert Hopp
By:	Robert Hopp
Its:	President

BUYER:

Halitron Inc.
/s/ Bernard Findley
By:	Bernard Findley
Its:	Chairman

[additional signatures on next page]

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CONSENT AND AGREEMENT

The undersigned, constituting all of the shareholders, directors, and officers of The Hopp Companies, Inc., a New York corporation company hereby executes this Agreement for the sole purpose of acknowledging their consent to and agreement to be bound by the provisions of Article VIII of this Agreement, and to otherwise memorialize their consent to entering into this Agreement dated August 18, 2017.

/s/ Robert Hopp
Name:	Robert Hopp
Title:	President and sole shareholder

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CONSENT AND AGREEMENT

The undersigned, constituting all of the shareholders, directors, and officers of Hopp Management, Inc., a New York corporation company hereby executes this Agreement for the sole purpose of acknowledging their consent to and agreement to be bound by the provisions of Article VIII of this Agreement, and to otherwise memorialize their consent to entering into this Agreement dated August 18, 2017.

/s/ Robert Hopp
Name:	Robert Hopp
Title:	President and sole shareholder

EXHIBIT A

Assets

All Assets including but not limited to:

Cash

Accounts Receivables

Customer and Vendor Contact Lists

Inventory

Fixed Assets and Equipment

Websites

Intellectual Property and Trademarks

All leases and business contracts.

EXHIBIT B

Assumed Debts, Liabilities and Obligations

●	Liabilities arising under the following invoices:

●	See Attached list of Accounts Payable

●	Up to $10,000 in the aggregate for all invoices not identified above which were validly existing prior to August 18, 2017, which Seller provides to Buyer within 60 days after Closing.

●	All Liabilities associated with issued Purchase Orders to vendors which were validly existing prior to August 18th, 2017, specifically relating to the following identified Purchase Orders of the Business on the Attached list.

●	All Business debts, claims, obligations and liabilities relating to any Business employee benefits and severance and related human resources expenses, specifically relating to the following identified “Assumed Employees” of the Business.

Assumed Employees:

Rose Fontana

Joseph Fontana

Adolfo Garcia

Marvin Osorio

Other Employees:

Pedro Bruno

Edvin Garcia

Luis Gaskin

Cornelio Giron

Jose A Gomez

Jose S Gomez

For clarity, the parties agree that $110,000.00 of debts, liabilities, and obligations of The Hopp Companies, Inc and Hopp Management, Inc. will not be deemed to be assumed by Buyer and Buyer shall pay up to $110,000.00 of the Accounts Payable attached hereto.

EXHIBIT C

Assignment & Bill of Sale

ASSIGNMENT AND BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, The Hopp Companies Inc, a New York corporation and Hopp Management, Inc. New York Corporation (“Assignor”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Halitron Inc., (“HAON”) a Nevada corporation , or its assigns (“Assignee”), free and clear of any and all liens, encumbrances, charges or claims, as such terms are defined in the Asset Purchase Agreement between the parties of even date herewith. Assignor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Assignee, at no additional cost to Assignor, Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Assignment and Bill of Sale.

This Assignment and Bill of Sale is being executed and delivered by Assignor pursuant to the terms of the Asset Purchase Agreement executed between the parties simultaneously herewith.

Executed effective as of the 18th day of August 2017.

ASSIGNOR:

The Hopp Companies, Inc.
Hopp Management, Inc.

By:	Robert Hopp
Its:	President

EXHIBIT D

Assignment of Tangible and Intangible Assets

ASSIGNMENT OF TANGIBLE AND INTANGIBLE ASSETS

This ASSIGNMENT OF TANGIBLE AND INTANGIBLE ASSETS (the “Assignment”) is made effective as of the 18th day of August, 2017, by and between The Hopp Companies Inc, a New York corporation and Hopp Management, Inc. New York corporation, (“Assignor”), and to Halitron Inc., (“HAON”) a Nevada corporation (“Assignee”).

R E C I T A L S

A. Pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) of even date herewith, by and among Assignor and Assignee, Assignor is assigning the Assets (as defined in the Purchase Agreement) to Assignee.

B. Included within the Assets being assigned to Assignee, and subject to the terms of the Purchase Agreement, Assignor is also assigning to Assignee all of its rights, title and interest in and to the tangible and intangible assets associated with the business of Assignor, including all books of business, proprietary rights, phone numbers, trade secrets, domain names, business records, customer relationships, contracts and goodwill and all of Assignor’s rights in and to the trade names (the “Assets”).

C. Pursuant to the terms of the Purchase Agreement, Assignor has agreed to transfer to Assignee all of the Assets, and Assignor now desires to enter into this Assignment in order to transfer such right, title and interest to Assignee.

NOW, THEREFORE, for and in consideration of the foregoing premises and the undertakings set forth below, Assignor hereby agrees as follows:

A G R E E M E N T

1. Assignor hereby grants, transfers, assigns and conveys to Assignee, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of its right, title and interest in and to all of the Assets.

2. Assignor transfers such Assets to Assignee, its successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, at no additional cost to Assignor, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignee reasonably may require (such as, but not limited to, assisting with the transfer of any business accounts, such as a telephone account) to more effectively vest in the Assignee the Assets and to put Assignee in possession of the Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

3. This Assignment shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to its conflict of laws doctrine. Assignor consents and submits to the exclusive jurisdiction of the state courts located in Nassau County, State of New York, for any disputes or controversies arising out of this Assignment.

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the date first written above.

ASSIGNOR:

The Hopp Companies, Inc.
Hopp Management, Inc.

By:	Robert Hopp
Its:	President

EXHIBIT E

Assignment and Assumption Agreement

(pursuant to Asset Purchase Agreement)

This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) is made and entered into as of August 18th, 2017, The Hopp Companies Inc, a New York corporation and Hopp Management, Inc. New York corporation, (“Assignor”), and to Halitron Inc., (“HAON”) a Nevada corporation (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of August 18th, 2017 (the “Purchase Agreement”), pursuant to which Assignee has purchased substantially all of the assets of Assignor; and

WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign certain rights and agreements to Assignee, and Assignee has agreed to assume certain obligations of Assignor, as set forth herein, and this Assignment and Assumption Agreement is contemplated by Section 1.1, 1.2, 2.1, 3.2, 3.3, 8.6 among others of the Purchase Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2. Assignment and Assumption. Effective as of August 18th, 2017 5:00 p.m. (EST time) on August 18th , 2017 (the “Effective Time”), Assignor hereby assigns, sells, transfers and sets over (collectively, the “Assignment”) to Assignee all of Assignor’s right, title, benefit, privileges and interest in and to, and all of Assignor’s burdens, obligations and liabilities in connection with, each of the Assumed Liabilities. Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Assignor to be observed, performed, paid or discharged from and after the Closing, in connection with the Assumed Liabilities. Assignee assumes no Retained Liabilities except as stated in the Agreement, and the parties hereto agree that all such Retained Liabilities shall remain the sole responsibility of Assignor.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference. The Parties acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:

The Hopp Companies, Inc.
Hopp Management, Inc.

/s/ Robert Hopp
By:	Robert Hopp
Its:	President

ASSIGNEE:

Halitron Inc.

/s/ Bernard Findley
By:	Bernard Findley
Its:	Chairman